SHLOMO ZIV & CO.
                         CERTIFIED PUBLIC ACCOUNTANTS (Isr.)


Tel-Aviv 61500 Gibor House
6 Kaufman St., P.O.B. 50322
Tel. 03-5179611, Fax. 03-5179418

Haifa 31018 2 Hanamal St., P.O.B. 1886
Tel. 04-675025-6, Fax. 04-679461


                                             August 11, 1994

       Arthur Anderson & Co.
       1345 Avenue of the Americas
       New York, N.Y. 10105
       U.S.A.

       Gentlemen:

           Re: Paradise Mattresses Industries (1992) Ltd.
               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
               -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in the registration statement and on Form S-8 of our report (Paradise Mattresses Industries (1992) Ltd), dated 22.3.94 included in Ampal-American Israel Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our firm included in this registration statement.



                                             Sincerely,

                                             /s/ Shlomo Ziv & Co.
                                             Shlomo Ziv & Co.
                                             Certified Public Accountants (Isr.)